Exhibit 99.1

Contact:	610-337-1000	For Immediate Release:
	Will Ruthrauff, ext. 6571	November 9, 2016
Shelly Oates, ext. 3202

UGI Reports Record Fiscal 2016 Earnings
Fiscal Year Highlights

•	GAAP net income of $364.7 million, or $2.08 per diluted share, compared to $281.0 million, or $1.60 per diluted share in the prior year

•	Adjusted net income of $360.0 million, or $2.05 per diluted share, compared to $353.8 million, or $2.01 per diluted share in the prior year

•	Reiterating fiscal 2017 adjusted diluted EPS guidance of $2.30 to $2.45
VALLEY FORGE, Pa., November 9 - UGI Corporation (NYSE: UGI) today reported GAAP net income of $364.7 million, or $2.08 per diluted share, for the year ended September 30, 2016, compared to $281.0 million, or $1.60 per diluted share, for the year ended September 30, 2015. Adjusted net income was $360.0 million, or $2.05 per diluted share, compared to $353.8 million, or $2.01 per diluted share, for the years ended September 30, 2016 and 2015, respectively. Adjusted net income excludes the impact of unrealized gains and losses on commodity derivative instruments, Finagaz integration and acquisition expenses, and losses from early extinguishments of debt. A reconciliation of adjusted net income to GAAP net income is set forth at the end of this release.

John L. Walsh, president and chief executive officer of UGI, said, "This was a year of strong execution as we were able to deliver record earnings despite significantly warmer weather. This performance demonstrates the contributions of our highly accretive investments as well as our focus on unit margin management and operational efficiency.

"All of our businesses made significant progress on their initiatives, including these milestones:

•	UGI Utilities executed a record amount of capital investment this past year, added over 16,000 heating customers and filed a base rate case for UGI Gas which went into effect last month.

•	Midstream & Marketing began construction of the Sunbury pipeline as well as its new LNG liquefaction plant, and awaits the final environmental impact statement for the PennEast pipeline.

•	UGI International is on track with its integration of Finagaz, as well as the integrations of smaller-scale acquisitions at Flaga and AvantiGas.

•	AmeriGas delivered solid unit margins despite weather that was significantly warmer than the prior year, and made progress on its acquisition, national account, and cylinder growth platforms."

The company announced earnings guidance for fiscal 2017 last month. For the year ending September 30, 2017, it expects to report adjusted diluted earnings per share of $2.30 to $2.45, assuming normal weather and excluding mark-to-market gains and losses on commodity derivative instruments and Finagaz integration expenses. Because we are unable to predict certain potentially material items affecting diluted earnings per share on a GAAP basis, principally mark-to-market gains and losses on commodity derivative instruments and Finagaz integration expenses, we cannot reconcile 2017 adjusted diluted earnings per share, a non-GAAP measure, to diluted earnings per share, the most directly comparable GAAP measure, in reliance on the “unreasonable efforts” exception set forth in SEC rules.

UGI Reports Record Fiscal 2016 Earnings

Segment Performance (millions, except where otherwise indicated)
AmeriGas Propane1:

For the year ended September 30,	2016	2015	Increase (Decrease)
Revenues	$2,311.8	$2,885.3	$(573.5)	(19.9)%
Total margin (a)	$1,447.0	$1,545.3	$(98.3)	(6.4)%
Partnership operating and administrative expenses	$928.8	$953.3	$(24.5)	(2.6)%
Operating income	$356.3	$427.6	$(71.3)	(16.7)%
Loss on extinguishments of debt	$48.9	$—	$48.9	N.M.
Partnership Adjusted EBITDA	$543.0	$619.2	$(76.2)	(12.3)%
Retail gallons sold	1,065.5	1,184.3	(118.8)	(10.0)%
Degree days - % (warmer) than normal	(15.0)%	(2.9)%
Capital expenditures	$101.7	$102.0	$(0.3)	(0.3)%

•	Retail gallons sold decreased primarily due to temperatures that were 15% warmer than normal and 12.5% warmer than the prior year.

•	Total margin decreased primarily reflecting lower retail total margin due to the decrease in retail gallons sold and, to a much lesser extent, lower margin from ancillary sales and services.

•
Partnership operating and administrative expenses decreased primarily reflecting lower vehicle fuel, employee compensation and benefits, and uncollectible accounts expenses, partially offset by higher uninsured litigation expenses.

•	Partnership Adjusted EBITDA decreased principally reflecting the lower total margin partially offset by lower operating and administrative expenses.
1 UGI, through subsidiaries, is the sole General Partner and owns 26% of AmeriGas Partners, L.P.

UGI International:

For the year ended September 30,	2016	2015	Increase (Decrease)
Revenues	$1,868.8	$1,808.5	$60.3	3.3%
Total margin (a)	$965.0	$688.5	$276.5	40.2%
Operating and administrative expenses	$639.7	$493.7	$146.0	29.6%
Operating income	$206.6	$112.8	$93.8	83.2%
Income before income taxes	$182.0	$76.4	$105.6	138.2%
Finagaz integration and acquisition expenses	$27.9	$22.6	$5.3	23.5%
Costs associated with extinguishment of debt	$—	$10.3	$(10.3)	N.M.
Adjusted income before income taxes	$209.9	$109.3	$100.6	92.0%
Retail gallons sold	820.5	697.0	123.5	17.7%
Degree days - % (warmer) than normal
UGI France	(13.9)%	(11.0)%
Capital expenditures	$99.9	$87.5	$12.4	14.2%

•
Results for fiscal 2016 include the full-year results of Finagaz, which was acquired on May 29, 2015. The Finagaz acquisition nearly doubled our retail distribution business in France and is a significant contributor to the variances in the table above.

•
Total retail gallons sold were higher, principally reflecting incremental retail gallons attributable to Finagaz and, to a lesser extent, retail gallons associated with small-scale acquisitions at Flaga and AvantiGas. These increases were partially offset by Flaga exiting its lower-margin autogas business in Poland.

•
Total margin increased primarily reflecting incremental margin from Finagaz and, to a lesser extent, higher average unit margins in our legacy UGI France and Flaga businesses and the impact of the small-scale acquisitions at Flaga and AvantiGas.

•	Operating expenses increased primarily reflecting incremental expenses associated with Finagaz.

•	The increase in operating income primarily reflects the higher total margin, partially offset by increased operating, administrative, and depreciation expenses.

UGI Reports Record Fiscal 2016 Earnings

Segment Performance (millions, except where otherwise indicated)

Midstream & Marketing:

For the year ended September 30,	2016	2015	Increase (Decrease)
Revenues	$866.6	$1,163.6	$(297.0)	(25.5)%
Total margin (a)	$264.4	$309.0	$(44.6)	(14.4)%
Operating and administrative expenses	$90.9	$98.6	$(7.7)	(7.8)%
Operating income	$146.7	$182.6	$(35.9)	(19.7)%
Income before income taxes	$144.6	$180.5	$(35.9)	(19.9)%
Degree days - % (warmer) colder than normal	(17.8)%	4.5%
Capital expenditures	$140.4	$88.0	$52.4	59.5%

•	Results reflect temperatures that were 17.8% warmer than normal and 20.5% warmer than the prior year.

•
Total margin decreased principally reflecting lower capacity management ($41.7 million), natural gas and retail power ($14.9 million), electric generation ($9.4 million), and HVAC total margin. These decreases were partially offset by higher natural gas gathering ($15.6 million) and peaking ($11.8 million) margin.

•
The lower capacity management margin reflects lower prices for pipeline capacity as the current year experienced lower locational basis differentials in capacity values between Marcellus and non-Marcellus delivery points.

•	Natural gas gathering margins increased reflecting the expansion of natural gas gathering assets.

•	Peaking margins increased reflecting increased demand for peaking services.

•	Operating and administrative expenses were slightly lower principally reflecting lower operating expenses associated with our HVAC business on lower activity.

UGI Utilities:

For the year ended September 30,	2016	2015	Increase (Decrease)
Revenues	$768.5	$1,041.6	$(273.1)	(26.2)%
Total margin (a)	$473.9	$525.2	$(51.3)	(9.8)%
Operating and administrative expenses	$192.7	$218.3	$(25.6)	(11.7)%
Operating income	$200.9	$241.7	$(40.8)	(16.9)%
Income before income taxes	$163.3	$200.6	$(37.3)	(18.6)%
System throughput - billions of cubic feet ("bcf")
Core market	66.2	81.3	(15.1)	(18.6)%
Total	212.4	213.5	(1.1)	(0.5)%
Gas Utility Degree days - % (warmer) colder than normal	(13.6)%	6.4%
Capital expenditures	$262.5	$197.7	$64.8	32.8%

•	Gas Utility core market throughput decreased reflecting temperatures that were 13.6% warmer than normal and 17.8% warmer than the prior year.

•	Total margin decreased primarily reflecting lower throughput from Gas Utility core market customers and lower Electric Utility margin.

•
Operating and administrative expenses decreased primarily reflecting lower information technology project costs, and, to a lesser extent, lower uncollectible accounts, system maintenance expenses, and employee benefits.

•
Operating income decreased due to lower total margin, higher depreciation, and lower other operating income which includes higher environmental expense, lower margin from off-system sales, lower revenue from construction services, and higher interest on PGC overcollections.

(a) Total margin represents total revenue less total cost of sales and excludes pre-tax gains and losses on commodity derivative instruments not associated with current period transactions. In the case of UGI Utilities, total margin is also reduced by revenue-related taxes of $4.8 million and $5.6 million, in 2016 and 2015, respectively.

UGI Reports Record Fiscal 2016 Earnings

About UGI
UGI is a distributor and marketer of energy products and services. Through subsidiaries, UGI operates natural gas and electric utilities in Pennsylvania, distributes propane both domestically and internationally, manages midstream energy and electric generation assets in Pennsylvania, and engages in energy marketing in the Mid-Atlantic region. UGI, through subsidiaries, is the sole General Partner and owns 26% of AmeriGas Partners, L.P. (NYSE:APU), the nation's largest retail propane distributor.

UGI Corporation will hold a live Internet Audio Webcast of its conference call to discuss fiscal 2016 earnings and other current activities at 9:00 AM ET on Thursday, November 10, 2016. Interested parties may listen to the audio webcast both live and in replay on the Internet at http://www.ugicorp.com/investor-relations/events-and-presentations/default.aspx or at the company website http://www.ugicorp.com under Investor Relations. A telephonic replay will be available from 12:00 PM ET on November 10 through 11:59 PM ET on November 16. The replay may be accessed at (855) 859-2056, and internationally at 1-404-537-3406, conference ID 13777143.

Comprehensive information about UGI Corporation is available on the Internet at http://www.ugicorp.com.

This press release contains certain forward-looking statements that management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read UGI’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, cost volatility and availability of all energy products, including propane, natural gas, electricity and fuel oil, increased customer conservation measures, the impact of pending and future legal proceedings, domestic and international political, regulatory and economic conditions in the United States and in foreign countries, including the current conflicts in the Middle East, and foreign currency exchange rate fluctuations (particularly the euro), the timing of development of Marcellus Shale gas production, the timing and success of our acquisitions, commercial initiatives and investments to grow our business, and our ability to successfully integrate acquired businesses and achieve anticipated synergies. UGI undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

UGI CORPORATION
REPORT OF EARNINGS
(Millions of dollars, except per share)
(Unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2016	2015	2016	2015
Revenues:
AmeriGas Propane	$393.5	$418.2	$2,311.8	$2,885.3
UGI International	316.4	379.1	1,868.8	1,808.5
UGI Utilities	108.2	110.2	768.5	1,041.6
Midstream & Marketing	174.3	188.8	866.6	1,163.6
Corporate & Other (a)	(16.2)	(13.5)	(130.0)	(207.9)
Total revenues	$976.2	$1,082.8	$5,685.7	$6,691.1
Operating income (loss):
AmeriGas Propane	$(42.0)	$(9.8)	$356.3	$427.6
UGI International	(23.5)	(5.1)	206.6	112.8
UGI Utilities	8.3	3.2	200.9	241.7
Midstream & Marketing	14.7	18.4	146.7	182.6
Corporate & Other (a)	(46.1)	(13.3)	77.5	(129.8)
Total operating (loss) income	(88.6)	(6.6)	988.0	834.9
Loss from equity investees	(0.1)	(0.1)	(0.2)	(1.2)
Loss on extinguishments of debt	(11.8)	—	(48.9)	—
Interest expense:
AmeriGas Propane	(41.4)	(40.4)	(164.1)	(162.8)
UGI International (b)	(5.6)	(6.2)	(24.4)	(35.2)
UGI Utilities	(9.7)	(9.9)	(37.6)	(41.1)
Midstream & Marketing	(0.4)	(0.5)	(2.1)	(2.1)
Corporate & Other, net (a)	(0.2)	(0.2)	(0.7)	(0.7)
Total interest expense	(57.3)	(57.2)	(228.9)	(241.9)
(Loss) income before income taxes	(157.8)	(63.9)	710.0	591.8
Income tax benefit (expense)	42.1	11.4	(221.2)	(177.8)
Net (loss) income including noncontrolling interests	(115.7)	(52.5)	488.8	414.0
Add net loss (deduct net income) attributable to noncontrolling interests, principally in AmeriGas Partners, L.P.	71.9	43.3	(124.1)	(133.0)
Net (loss) income attributable to UGI Corporation	$(43.8)	$(9.2)	$364.7	$281.0
Earnings per share attributable to UGI shareholders:
Basic	$(0.25)	$(0.05)	$2.11	$1.62
Diluted	$(0.25)	$(0.05)	$2.08	$1.60
Weighted Average common shares outstanding (thousands):
Basic	173,737	173,265	173,154	173,115
Diluted	173,737	173,265	175,572	175,667
Supplemental information:
Net income (loss) attributable to UGI Corporation:
AmeriGas Propane	$(10.2)	$(1.0)	$43.2	$61.0
UGI International	(20.7)	(7.1)	111.6	52.7
UGI Utilities	(1.8)	(4.6)	97.4	121.1
Midstream & Marketing	9.9	11.0	87.1	107.5
Corporate & Other (a)	(21.0)	(7.5)	25.4	(61.3)
Total net (loss) income attributable to UGI Corporation	$(43.8)	$(9.2)	$364.7	$281.0

(a) Corporate & Other includes, among other things, net gains and (losses) on commodity derivative instruments not associated with current-period transactions and the elimination of certain intercompany transactions. Effective October 1, 2015, we began including Electric Utility and HVAC, which were previously included in Corporate & Other, in UGI Utilities and Midstream & Marketing, respectively. Prior period amounts have been restated to reflect these current-year changes in our segment presentation.
(b) UGI International interest expense for the twelve months ended September 30, 2015 includes costs of $10.3 million associated with extinguishment of debt.

UGI CORPORATION
REPORT OF EARNINGS
(Millions of dollars, except per share)
(Unaudited)

Non-GAAP Financial Measures - Adjusted Net Income Attributable to UGI and Adjusted Diluted Earnings Per Share

Management uses "adjusted net income attributable to UGI" and "adjusted diluted earnings per share," both of which are non-GAAP financial measures, when evaluating UGI's overall performance. For the periods presented, adjusted net income attributable to UGI is net income attributable to UGI Corporation after excluding net after-tax gains and losses on commodity derivative instruments not associated with current period transactions, losses associated with extinguishments of debt and Finagaz integration and acquisition expenses. Volatility in net income at UGI can occur as a result of gains and losses on commodity derivative instruments not associated with current period transactions but included in earnings in accordance with U.S. generally accepted accounting principles ("GAAP"). Effective October 1, 2014, UGI International determined that on a prospective basis it would not elect cash flow hedge accounting for its commodity derivative transactions and also de-designated its then-existing commodity derivative instruments accounted for as cash flow hedges. Also effective October 1, 2014, AmeriGas Propane de-designated its remaining commodity derivative instruments accounted for as cash flow hedges. Previously, AmeriGas Propane had discontinued cash flow hedge accounting for all commodity derivative instruments entered into beginning April 1, 2014.

Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures. Management believes that these non-GAAP measures provide meaningful information to investors about UGI’s performance because they eliminate the impact of (1) gains and losses on commodity derivative instruments not associated with current-period transactions and (2) other discrete items that can affect the comparison of period-over-period results.

The following table reconciles net income attributable to UGI Corporation, the most directly comparable GAAP measure, to adjusted net income attributable to UGI Corporation, and reconciles diluted earnings per share, the most comparable GAAP measure, to adjusted diluted earnings per share, to reflect the adjustments referred to above:

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2016	2015	2016	2015
Adjusted net income attributable to UGI Corporation:
Net (loss) income attributable to UGI Corporation	$(43.8)	$(9.2)	$364.7	$281.0
Net losses (gains) on commodity derivative instruments not associated with current period transactions (net of tax of $(18.9), $(3.2), $13.5 and $(30.9), respectively) (1) (2)	25.7	7.1	(29.9)	53.3
Integration and acquisition expenses associated with Finagaz (net of tax of $(4.7), $(2.4), $(10.6) and $(7.7), respectively) (2)	7.7	4.0	17.3	14.9
Loss on extinguishments of debt (net of tax of $(1.1), $0.0, $(5.0) and $(5.7), respectively) (2) (3)	1.8	—	7.9	4.6
Adjusted net (loss) income attributable to UGI Corporation	$(8.6)	$1.9	$360.0	$353.8

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2016	2015	2016	2015
Adjusted diluted earnings per share:
UGI Corporation earnings per share - diluted	$(0.25)	$(0.05)	$2.08	$1.60
Net losses (gains) on commodity derivative instruments not associated with current period transactions (1)	0.15	0.04	(0.17)	0.30
Integration and acquisition expenses associated with Finagaz	0.04	0.02	0.10	0.08
Loss on extinguishments of debt	0.01	—	0.04	0.03
Adjusted diluted earnings per share	$(0.05)	$0.01	$2.05	$2.01

(1) Includes impact of rounding.
(2) Income taxes associated with pre-tax adjustments determined using statutory business unit tax rates.
(3) Costs associated with extinguishment of debt for the twelve months ended September 30, 2015 is included in interest expense on the Report of Earnings.